                                                                    EXHIBIT 99.1

                              [CENTEX LETTERHEAD]


NEWS RELEASE
--------------------------------------------------------------------------------

                                                           FOR IMMEDIATE RELEASE

                        CENTEX CORPORATION REPORTS RECORD
                     THIRD QUARTER AND NINE MONTHS EARNINGS
                      HOME SALES RISE 16% IN THIRD QUARTER

         (DALLAS - January 23, 2002): Centex Corporation (NYSE: CTX) today reported record financial results for both the third quarter and the nine-month period ended December 31, 2001 - the third quarter and first nine months of fiscal 2002.

         Net earnings for the third quarter this year were $96,145,000, a 40% increase over $68,467,000 for the same quarter a year ago. Diluted earnings per share for the current quarter were $1.54, 38% higher than $1.12 for the same quarter in fiscal 2001. Current quarter revenues of $1,894,484,000 were 15% above $1,653,498,000 for the same quarter last year.

         CENTEX'S SENIOR MANAGEMENT WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE THIRD QUARTER FINANCIAL RESULTS AND OTHER MATTERS AT 11 A.M. EASTERN TIME (10 A.M. CENTRAL TIME) TODAY. THE CONFERENCE CALL WILL BE WEBCAST SIMULTANEOUSLY ON THE CENTEX WEB SITE AT http://www.centex.com. A REPLAY OF THE CALL WILL BE AVAILABLE ON THAT SITE UNTIL WEDNESDAY, FEBRUARY 20, 2002.

         Centex's net earnings for the first nine months of fiscal 2002 were $264,750,000, a 51% improvement over $175,766,000 for the same period last year. Diluted earnings per share of $4.26 were 46% higher than $2.91 per diluted share for the same period a year ago. Revenues for the first nine months of fiscal 2002 totaled $5,487,262,000, 17% higher than $4,705,904,000 for the same period in fiscal 2001.

         Net earnings for both the quarter and the nine-month period improved by a slightly higher percentage than diluted earnings per share due to more average shares outstanding in the fiscal 2002 periods.

         For the first nine months of fiscal 2002, Centex's annualized rate of return on beginning stockholders' equity was 20.6%.

         Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators, and general building contractors. The company also has operations in investment real estate and home services and currently owns approximately 65% of a publicly held construction products company.


                                     -more-

                                                      CENTEX CORPORATION, PAGE 2

                                  HOME BUILDING

CONVENTIONAL HOMES

         Operating earnings from Centex Homes were $134.5 million for this year's third quarter versus $100.6 million for the third quarter last year. Revenues from Conventional Homes were $1,211 million, 17% above revenues for the same quarter last year.

         The 34% increase in operating earnings was achieved on a 14% gain in closings, as operating margins improved to 11.1% for the third quarter this year compared to 9.7% for the same quarter a year ago. The margin increase was mostly due to sales price increases and continued cost reductions due to lower raw materials prices and process improvements.

         Sales increased progressively during the quarter, with December orders reaching 31% above last year's levels. The record third quarter backlog of sold, but not delivered, homes at December 31 was 10% above last year.

CENTEX HOMES                                                         Quarter Ended Dec. 31,
                                                             -------------------------------------
                                                             2001           2000            Change
                                                             ----           ----            ------
Closings                                                      5,567            4,893           14%
Sales (Orders)                                                5,065            4,351           16%
Backlog                                                       9,476            8,603           10%
Unit Sales Price                                          $ 212,400        $ 208,328            2%
Operating Earnings/Unit                                   $  24,162        $  20,568           17%
Operating Margin                                               11.1%             9.7%

         Operating earnings from Centex Homes were $355.6 million for the nine-month period this year, 35% higher than $262.7 million for the year-ago period. For the current nine months, revenues from Centex Homes were $3,421 million, 16% higher than revenues of $2,953 million for the same period in fiscal 2001.

CENTEX HOMES                                                    Nine Months Ended Dec. 31,
                                                            -----------------------------------
                                                            2001            2000         Change
                                                            ----            ----         ------
Closings                                                     15,835          14,202        11%
Sales (Orders)                                               15,967          15,226         5%
Backlog                                                       9,476           8,603        10%
Unit Sales Price                                          $ 212,445       $ 203,071         5%
Operating Earnings/Unit                                   $  22,457       $  18,501        21%
Operating Margin                                               10.4%            8.9%


                                     -more-

                                                      CENTEX CORPORATION, PAGE 3


MANUFACTURED HOMES

         Centex's Manufactured Homes operation, Cavco Industries, reported operating earnings of $681,000 for the third quarter this year versus an operating loss of $2.5 million for the same quarter last year. Manufactured Homes revenues for the third quarter this year were $31.9 million, 8% higher than $29.5 million for the same quarter a year ago. Cavco sold 955 manufactured homes for the third quarter this year, 5% less than 1,004 units for the same quarter last year.

         For the current nine months, Manufactured Homes reported an operating loss of $810,000 versus an operating loss of $3.7 million for the same period last year. Manufactured Homes revenues were $90.9 million, 9% less than $99.8 million for the same period a year ago. Manufactured Homes sold 2,854 units during the current nine-month period, 14% less than 3,328 units for the same period a year ago.

                               FINANCIAL SERVICES

         Operating earnings from Financial Services for the third quarter this year were $33.4 million, substantially higher than $2.4 million for the same quarter in fiscal 2001. CTX Mortgage Company benefited from lower interest rates and the resulting refinancing "mini-boom." Financial Services' operating earnings were also positively impacted by Centex Home Equity's improved results. Third quarter revenues from Financial Services were $182.8 million this year, 51% higher than $121.3 million for the same quarter a year ago.

         Financial Services operating earnings for the nine-month period this year were $87.8 million, significantly above earnings of $4.6 million for the year-ago period. For the current nine months, Financial Services revenues were $511.4 million, 58% above last year's revenues for the nine months.

CTX MORTGAGE COMPANY

         Operating earnings from CTX Mortgage Company (CTX) and related companies totaled $25.4 million for the quarter this year compared to $5.9 million for the third quarter last year. Refinancings accounted for 49% of originations for the quarter this year compared to 11% for the third quarter a year ago and 28% in the September 30, 2001 quarter. CTX Mortgage's "capture" rate of Centex Homes' non-cash buyers improved to 73% for the third quarter this year versus 64% for the same quarter in fiscal 2001.


                                     -more-

                                                      CENTEX CORPORATION, PAGE 4

CTX MORTGAGE COMPANY                            Quarter Ended Dec. 31,
                                        ---------------------------------------
                                          2001           2000            Change
                                        --------       --------         --------
Originations
     Builder                               3,797          2,956             28%
     Retail                               18,763         10,610             77%
                                        --------       --------
Total                                     22,560         13,566             66%
                                        ========       ========

Applications
     Builder                               3,064          3,135             (2%)
     Retail                               15,481          9,588             61%
                                        --------       --------
Total                                     18,545         12,723             46%
                                        ========       ========

Loan Volume (in billions)               $   3.51       $   2.02             74%
                                        ========       ========
Average Loan Size                       $155,600       $148,800              5%
                                        ========       ========
Profit Per Loan                         $  1,127       $    435            159%
                                        ========       ========

         Operating earnings from CTX and related companies were $74.6 million for the nine-month period this year compared to earnings of $16.7 million for the same period a year ago.

CTX MORTGAGE COMPANY                            Nine Months Ended Dec. 31,
                                         ----------------------------------------
                                           2001           2000            Change
                                         --------       --------         --------
Originations
     Builder                               10,612          8,261             28%
     Retail                                51,847         33,572             54%
                                         --------       --------
Total                                      62,459         41,833             49%
                                         ========       ========

Applications
     Builder                               11,621         10,244             13%
     Retail                                48,145         33,675             43%
                                         --------       --------
Total                                      59,766         43,919             36%
                                         ========       ========

Loan Volume (in billions)                $   9.59       $   6.02             59%
                                         ========       ========
Average Loan Size                        $153,500       $143,900              7%
                                         ========       ========
Profit Per Loan                          $  1,194       $    400            199%
                                         ========       ========


                                     -more-

                                                      CENTEX CORPORATION, PAGE 5


CENTEX HOME EQUITY COMPANY

         Reporting its third quarter of profitability after undergoing the change to the "Portfolio Accounting Method" in fiscal 2001, Centex Home Equity Company (CHEC) reported operating earnings of $8.3 million for the December 31 quarter this year versus an operating loss of $3.5 million for the same quarter last year.

CENTEX HOME EQUITY COMPANY                         Quarter Ended Dec. 31,
                                          ----------------------------------------
                                            2001           2000           Change
                                          --------       --------         --------
Originations                                7,136          6,564              9%
                                          =======        =======
Applications                               45,391         35,105             29%
                                          =======        =======
Loan Volume (in billions)                 $  0.58        $  0.44             32%
                                          =======        =======

Average Loan Size                         $81,900        $67,500             21%
                                          =======        =======

         For the first nine months of this year, CHEC reported operating earnings of $14.7 million versus an operating loss of $12.0 million for the same period in fiscal 2001. The portion of CHEC's loan servicing portfolio on which it earns an interest rate spread under the "Portfolio Accounting Method" has reached $3.0 billion and continues to increase.

CENTEX HOME EQUITY COMPANY                        Nine Months Ended Dec. 31,
                                         ----------------------------------------
                                           2001           2000            Change
                                         --------       --------         --------
Originations                               21,201         20,310              4%
                                         ========       ========
Applications                              127,759        109,853             16%
                                         ========       ========
Loan Volume (in billions)                $   1.64       $   1.30             27%
                                         ========       ========

Average Loan Size                        $ 77,500       $ 63,800             21%
                                         ========       ========

                                              2001            2000        Change
                                            --------        --------      -----
"Owned" Servicing Portfolio as of Dec. 31:
     Number of Loans                          41,834          20,659       102%
                                             =======        ========
     Portfolio (in billions)                 $  3.01        $   1.40       115%
                                             =======        ========

         CHEC's total servicing portfolio increased to $4.19 billion on 60,811 loans at December 31, 2001 from $2.98 billion on 45,377 loans at December 31, 2000.
         The U.K. mortgage operation, which was formed in fiscal 2001, incurred start-up costs of $404,000 for the third quarter of fiscal 2002 and $1.5 million for the first nine months of the year.


                                     -more-

                                                      CENTEX CORPORATION, PAGE 6

                              CONSTRUCTION PRODUCTS

         Operating earnings from Centex Construction Products, Inc. (CXP) were $21.4 million for the current quarter, 2% higher than $21.0 million for the same quarter a year ago. Current quarter revenues from Construction Products were $112.7 million, 7% higher than last year's third quarter revenues of $105.3 million.

         For the current nine months, CXP's operating earnings were $56.9 million, 37% lower than $89.8 million for the same period a year ago. Revenues from CXP were $359.7 million for the nine month period this year, 7% above $335.2 million for the same period last year.

                      CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services reported operating earnings of $9.1 million for the third quarter this year, a 12% improvement over earnings of $8.2 million for the third quarter of fiscal 2001. Revenues from Contracting and Construction Services were $321.4 million, 7% less than revenues of $345.6 million for the quarter a year ago. Operating margins were 2.83% for the third quarter of the year, an improvement over margins of 2.36% for the third quarter of fiscal 2001.

         Contracting and Construction Services received approximately $434 million of new contracts during the third quarter this year, 36% more than new contracts totaling $319 million for the year-ago quarter. The backlog of uncompleted construction projects at December 31, 2001 was a record $2.3 billion, 57% higher than the backlog of $1.4 billion at December 31, 2000.

         Operating earnings from Contracting and Construction Services for the current nine-month period were $23.9 million, a 13% improvement over earnings of $21.2 million for the same period last year. Revenues for the current nine months were $971.8 million, slightly less than revenues of $974.7 million for the same period a year ago. Operating margins were 2.46% for the current nine-month period, an improvement over margins of 2.18% for the same period a year ago.

                             INVESTMENT REAL ESTATE

         For the third quarter of fiscal 2002, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $4.6 million, 66% less than $13.6 million for the year ago quarter. For the current nine months, operating earnings from Investment Real Estate were $36.0 million, 35% higher than $26.7 million for the same period in fiscal 2001.

         The results for both the quarter and the nine months were affected by the timing of land sales and other transactions, which fluctuates from quarter to quarter. Significantly less land was sold in this quarter than a year ago.


                                     -more-

                                                      CENTEX CORPORATION, PAGE 7


         Included in Investment Real Estate are results from London, England-based Fairclough Homes, which began reporting as of April 1, 2001. Fairclough closed 317 homes during the third quarter of fiscal 2002 and reported operating earnings of $2.4 million. For the nine months ended December 31, 2001, Fairclough delivered 931 homes and had operating earnings of $8.0 million.

                             HOME SERVICES AND OTHER

         Home Services (excluding "Other" items) reported $1.7 million in operating earnings for the third quarter of the year, 217% more than the $547,000 for the same quarter a year ago. For the current nine-month period, Home Services (excluding "Other" items) reported operating earnings of $6.2 million, a substantial improvement over $627,000 for the same period last year. "Other" income equaled $2.6 million for the quarter and $4.4 million for the nine months last year.

                               OTHER DEVELOPMENTS

         At its bi-annual Investor Conference in early December, Centex said it expects to earn $5.85 per diluted share for fiscal 2002 ending March 31, 2002, versus the $4.65 the company reported for fiscal 2001. In addition, based on current housing sales rates and the continuance of a reasonably good economic environment, Centex said it anticipates diluted earnings per share in the range of $6.85-$7.70 for fiscal 2003 and $8.25-$9.40 for fiscal 2004. The company cited several reasons for its confidence in the future, including: the company's business model; capital and balance sheet capacity; attractive markets for its business segments; an experienced management team; an anticipated lower effective tax rate; and the company's proven processes.

         Also during the third quarter, Centex HomeTeam Security, a subsidiary of Centex HomeTeam Services, sold its home security installation and sales operations, consisting of 12 branches in Arizona, Florida, Georgia, New Mexico and Texas. Centex HomeTeam Services will continue to service its current base of security customers while rapidly expanding its pest management and chemical lawn care businesses and evaluating other home services businesses.

                                     OUTLOOK

         Centex said that home sales (orders) improved steadily throughout the quarter as mortgage rates remained at relatively low levels and that December sales were 31% higher than a year ago. Conventional Home Building margins continue to increase and fiscal 2002 results from that segment are expected to exceed fiscal 2001's record levels. Centex said it also expects all-time-high results from its Financial Services business and its Contracting and Construction Services division. Gypsum wallboard prices have increased and cement pricing remains steady. In summary, Centex said it expects fiscal 2002 to be its sixth consecutive year of record results.


                                     -more-

                                                      CENTEX CORPORATION, PAGE 8


FORWARD-LOOKING STATEMENTS. THE FOREGOING CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES, OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE
FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATION; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OF MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. OTHER RISKS AND UNCERTAINTIES MAY ALSO AFFECT THE OUTCOME OF THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS.

NOTE ATTACHMENTS:

(1) Summary of Consolidated Earnings

(2) Revenues and Earnings by Line of Business (Quarter) Ended Dec. 31, 2001

(3) Revenues and Earnings by Line of Business (Nine Months) Ended Dec. 31, 2001

(4) Housing Activity by Geographic Area

(5) Conventional Homes Results
    Manufactured Homes Results

(6) Supplemental Construction Products Data
    Supplemental Contracting and Construction Services Data

(7) Home Building Margin Data by Quarter, Fiscal 2001 and Fiscal 2002

FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:

Laurence E. Hirsch
Chairman and Chief Executive Officer

Leldon E. Echols
Executive Vice President and Chief Financial Officer


                                     -more-

Attachment 1


                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
                                   (unaudited)
              (dollar amounts in thousands, except per share data)

                                                    Quarter Ended
                                                    December 31,
                                    ---------------------------------------------
                                       2001            2000             Change
                                    -----------     -----------       -----------
Revenues                            $ 1,894,484     $ 1,653,498              15%

Earnings Before Income Taxes        $   157,935     $   110,494              43%

Net Earnings                        $    96,145     $    68,467              40%

Earnings Per Share:
    Basic                           $      1.59     $      1.16              37%
    Diluted                         $      1.54     $      1.12              38%

Average Shares Outstanding:
    Basic                            60,554,328      59,080,788               2%
    Diluted                          62,429,572      60,929,675               2%

                                                  Nine Months Ended
                                                    December 31,
                                    ---------------------------------------------
                                       2001            2000             Change
                                    -----------     -----------       -----------
Revenues                            $ 5,487,262     $ 4,705,904              17%

Earnings Before Income Taxes        $   428,235     $   284,488              51%

Net Earnings                        $   264,750     $   175,766              51%

Earnings Per Share:
    Basic                           $      4.38     $      2.98              47%
    Diluted                         $      4.26     $      2.91              46%

Average Shares Outstanding:
    Basic                            60,433,456      58,946,795               3%
    Diluted                          62,210,828      60,363,225               3%

Attachment 2


                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)


                                                                 Quarter Ended
                                                                 December 31,
                                                 ---------------------------------------------
                                                    2001            2000             Change
                                                 -----------     -----------       -----------
REVENUES
        Home Building:
            Conventional Homes                    $1,210,759      $1,038,810              17%
                                                          64%             63%
            Manufactured Homes                        31,907          29,494               8%
                                                           2%              2%
        Financial Services                           182,800         121,308              51%
                                                           9%              7%
        Construction Products  (A)                   112,750         105,295               7%
                                                           6%              6%
        Contracting and Construction Services        321,357         345,568              (7)%
                                                          17%             21%
        Investment Real Estate                         9,730          13,023             (25)%
                                                           1%              1%
        Home Services                                 25,181              --              --%
                                                           1%             --%
                                                  ----------      ----------
    Total                                         $1,894,484      $1,653,498              15%
                                                         100%            100%
                                                  ==========      ==========

OPERATING EARNINGS
        Home Building:
            Conventional Homes                    $  134,511      $  100,640              34%
                                                          66%             69%
            Manufactured Homes                           681          (2,537)            127%
                                                          --%             (2)%
        Financial Services                            33,354           2,376           1,304%
                                                          16%              2%
        Construction Products                         21,397          21,014               2%
                                                          10%             14%
        Contracting and Construction
          Services                                     9,103           8,156              12%
                                                           5%              6%
        Investment Real Estate                         4,593          13,551             (66)%
                                                           2%              9%
        Home Services & Other                          1,733           3,123             (45)%
                                                           1%              2%
                                                  ----------      ----------
    Total Operating Earnings                         205,372         146,323              40%
                                                         100%            100%
        Corporate General Expenses                   (13,326)         (8,458)
        Interest Expense                             (28,046)        (21,077)

        Minority Interest in
          Construction Products                       (6,065)         (6,294)
                                                  ----------      ----------
EARNINGS BEFORE INCOME TAXES                      $  157,935       $ 110,494              43%
                                                  ==========      ==========

(A) Centex Construction Products, Inc. adopted the provisions of Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, during the quarter ended March 31, 2001. As a result of this adoption, net revenues have been restated to include freight and delivery costs billed to customers. Previously, such billings were offset against corresponding expenses in cost of sales.

Attachment 3

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)


                                                                  Nine Months Ended
                                                                     December 31,
                                                   ----------------------------------------------
                                                      2001             2000             Change
                                                   -----------      -----------       -----------
REVENUES
        Home Building:
            Conventional Homes                     $3,420,641       $ 2,952,835              16%
                                                           62%               63%
            Manufactured Homes                         90,934            99,777              (9)%
                                                            2%                2%
        Financial Services                            511,366           323,717              58%
                                                            9%                7%
        Construction Products  (A)                    359,718           335,236               7%
                                                            7%                7%
        Contracting and Construction Services         971,786           974,672              --%
                                                           18%               21%
        Investment Real Estate                         57,053            19,667             190%
                                                            1%               --%
        Home Services                                  75,764                --              --%
                                                            1%               --%
                                                   ----------       -----------
    Total                                          $5,487,262       $ 4,705,904              17%
                                                          100%              100%
                                                   ==========       ===========

OPERATING EARNINGS
        Home Building:
            Conventional Homes                     $  355,609       $   262,749              35%
                                                           63%               65%
            Manufactured Homes                           (810)           (3,727)             78%
                                                           --%               (1)%
        Financial Services                             87,785             4,649           1,788%
                                                           16%                1%
        Construction Products                          56,870            89,756             (37)%
                                                           10%               22%
        Contracting and Construction Services          23,882            21,226              13%
                                                            4%                5%
        Investment Real Estate                         35,982            26,726              35%
                                                            6%                7%
        Home Services & Other                           6,234             5,040              24%
                                                            1%                1%
    Total Operating Earnings                          565,552           406,419              39%
                                                          100%              100%

        Corporate General Expenses                    (37,552)          (25,963)
        Interest Expense                              (84,630)          (65,141)
        Minority Interest in Construction Products    (15,135)          (30,827)
                                                   ----------       -----------
EARNINGS BEFORE INCOME TAXES                       $  428,235       $   284,488              51%
                                                   ==========       ===========

(A) Centex Construction Products, Inc. adopted the provisions of Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, during the quarter ended March 31, 2001. As a result of this adoption, net revenues have been restated to include freight and delivery costs billed to customers. Previously, such billings were offset against corresponding expenses in cost of sales.

Attachment 4


                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area

                                                   Closings
                      -----------------------------------------------------------------------
                        Quarter Ended December 31,            Nine Months Ended December 31,
                      --------------------------------       --------------------------------
                      2001        2000          Change       2001        2000          Change
                      ----        ----          ------       ----        ----          ------
Mid-Atlantic            933         735           27%        2,722       2,239           22%

Southeast             1,032         882           17%        2,936       2,684            9%

Midwest                 934         851           10%        2,556       2,421            6%

South Central         1,230         989           24%        3,574       2,842           26%

Mountain States         663         612            8%        1,771       1,590           11%

West Coast              775         824           (6)%       2,276       2,426           (6)%
                      -----       -----                     ------      ------

                      5,567       4,893           14%       15,835      14,202           11%
                      =====       =====                     ======      ======

                                                                       Sales (Orders) Backlog
                                                             ------------------------------------------
                                                               12/31/2001     12/31/2000      Change
                                                             -------------   ------------    ----------
Mid-Atlantic                                                      1,402            1,478         (5)%

Southeast                                                         2,219            1,938         14%

Midwest                                                           1,985            1,571         26%

South Central                                                     1,877            1,731          8%

Mountain States                                                     880              672         31%

West Coast                                                        1,113            1,213         (8)%
                                                                  -----            -----

                                                                  9,476            8,603         10%
                                                                  =====            =====

                                                  Sales (Orders)
                      -----------------------------------------------------------------------
                        Quarter Ended December 31,            Nine Months Ended December 31,
                      --------------------------------       --------------------------------
                      2001        2000          Change       2001        2000          Change
                      ----        ----          ------       ----        ----          ------
Mid-Atlantic           928         730            27%        2,680       2,507            7%

Southeast              994         717            39%        3,257       2,774           17%

Midwest                821         703            17%        2,533       2,364            7%

South Central        1,083         887            22%        3,387       3,111            9%

Mountain States        551         489            13%        1,848       1,683           10%

West Coast             688         825           (17)%       2,262       2,787          (19)%
                     -----       -----                      ------      ------

                     5,065       4,351            16%       15,967      15,226            5%
                     =====       =====                      ======      ======

Effective with the March 31, 2001 quarter's release, Centex has realigned its conventional home building operating units into the above newly designated geographic areas. This realignment and its resulting geographic areas reflect the operational and strategic structure with the conventional home building operation.

Attachment 5

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data


CONVENTIONAL HOMES RESULTS
       (dollars in millions, except per unit data)

                                              Quarter Ended December 31,                   Nine Months Ended December 31,
                                    ----------------------------------------------   ---------------------------------------------
                                             2001                     2000                    2001                   2000
                                    ---------------------   ----------------------   --------------------   ----------------------
Conventional Housing Revenues       $  1,210.8    100.0%     $  1,038.8    100.0%    $  3,420.6   100.0%    $  2,952.8     100.0%
Cost of Sales                           (898.3)   (74.2)%        (782.4)   (75.3)%     (2,539.3)  (74.2)%     (2,251.2)    (76.2)%
Selling, General & Administrative       (178.0)   (14.7)%        (155.8)   (15.0)%       (525.7)  (15.4)%       (438.9)    (14.9)%
                                    ----------  -------      ----------  -------     ---------- -------     ----------   -------

     OPERATING EARNINGS             $    134.5     11.1%     $    100.6      9.7%    $    355.6    10.4%    $    262.7       8.9%
                                    ==========  =======      ==========  =======     ========== =======     ==========   =======

Units Closed                             5,567                    4,893                  15,835                 14,202

Unit Sales Price                    $  212,400               $  208,328              $  212,445             $  203,071
     % Change                              2.0%                    10.0%                    4.6%                   7.7%

Operating Earnings per Unit         $   24,162               $   20,568              $   22,457             $   18,501
     % Change                             17.5%                    26.1%                   21.4%                  17.3%


MANUFACTURED HOMES RESULTS
     (dollars in thousands)

                                              Quarter Ended December 31,                   Nine Months Ended December 31,
                                    ----------------------------------------------   ---------------------------------------------
                                             2001                     2000                    2001                   2000
                                    ---------------------   ----------------------   --------------------   ----------------------
Manufactured Homes Revenues         $ 31,907     100.0%      $ 29,494     100.0%     $ 90,934      100.0%    $ 99,777       100.0%
Cost of Sales                        (26,155)    (82.0)%      (24,423)    (82.8)%     (75,979)     (83.6)%    (82,021)      (82.2)%
Selling, General & Administrative     (5,071)    (15.9)%       (7,608)    (25.8)%     (15,765)     (17.3)%    (21,483)      (21.5)%
                                    --------     -----       --------    ------      --------     ------     --------       -----
  OPERATING EARNINGS                $    681       2.1%      $ (2,537)     (8.6)%    $   (810)      (0.9)%   $ (3,727)       (3.7)%
                                    ========     =====       ========    ======      ========     ======     ========       =====


UNITS SOLD                               955                    1,004                   2,854                   3,328
                                    ========                 ========                ========                ========

Attachment 6

                       Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)

                                          Quarter Ended December 31,      Nine Months Ended December 31,
                                         -----------------------------   --------------------------------
                                           2001       2000     Change      2001        2000      Change
                                         --------   --------   -------   --------    --------   ---------
 Cement
         Sales Volumes (Tons)                 602         587      3%        1,995       1,901        5%

          Average Net Sales Price       $   66.89   $   67.46     (1)%   $   68.28   $   68.07       --%

Gypsum Wallboard
          Sales Volumes (MMSF)                437         392     11%        1,412       1,098       29%

          Average Net Sales Price       $   80.46   $   78.08      3%    $   69.56   $  101.13      (31)%

Paperboard
          Sales Volumes (Tons)                 48          24    100%          152          24      533%

          Average Net Sales Price       $  403.38   $  374.91      8%    $  397.82   $  374.91        6%

Concrete
          Sales Volumes (Cubic Yards)         127         175    (27)%         541         622      (13)%

          Average Net Sales Price       $   56.66   $   55.08      3%    $   55.90   $   53.60        4%

Aggregates
          Sales Volumes (Tons)                937       1,160    (19)%       3,356       3,194        5%

          Average Net Sales Price       $    4.45   $    4.07      9%    $    4.32   $    4.16        4%

SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)

                                    Quarter Ended December 31,  Nine Months Ended December 31,
                                    --------------------------  -----------------------------
                                     2001     2000    Change        2001     2000    Change
                                    ------   ------   ------       ------   ------   ------
New Contracts                       $  434   $  319       36%      $1,212   $1,038       17%
                                    ======   ======                ======   ======

Backlog at December 31,             $2,262   $1,445       57%      $2,262   $1,445       57%
                                    ======   ======                ======   ======

Attachment 7

                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary

                                                                                For the Quarters Ending,
                                    -----------------------------------------------------------------------------------------------
                                        June 30, 2000         September 30, 2000        December 31, 2000          March 31, 2001
                                    --------------------     --------------------     ---------------------    -------------------
Conventional Housing Revenues       $  887.0       100.0%    $1,027.0       100.0%    $1,038.8       100.0%    $1,403.4     100.0%
Cost of Sales                         (679.5)      (76.6)%     (789.3)      (76.9)%     (782.4)      (75.3)    (1,053.7)    (75.1)%
                                    --------    --------     --------    --------     --------    --------     --------  --------
          GROSS MARGIN                 207.5        23.4%       237.7        23.1%       256.4        24.7%       349.7      24.9%
Selling, General & Administrative     (135.0)      (15.2)%     (148.1)      (14.4)%     (155.8)      (15.0)%     (187.0)    (13.3)%
                                    --------    --------     --------    --------     --------    --------     --------  --------
          OPERATING EARNINGS        $   72.5         8.2%    $   89.6         8.7%    $  100.6         9.7%    $  162.7      11.6%
                                    ========    ========     ========    ========     ========    ========     ========  ========

Units Closed                           4,408                    4,901                    4,893                    6,457

Unit Sales Price                    $196,314                 $203,900                 $208,328                 $212,165
       % Change - Prior Year             4.1%                     8.6%                    10.0%                     7.2%

OPERATING EARNINGS/UNIT              $16,459                  $18,274                  $20,568                  $25,198
       % Change - Prior Year             9.5%                    15.2%                    26.1%                    26.5%

GROSS MARGIN PER UNIT                $47,074                  $48,500                  $52,401                  $54,158
       % Change - Prior Year             6.9%                    11.4%                    19.8%                    20.5%

SG&A Per Unit                        $30,626                  $30,218                  $31,841                  $28,961
       % Change - Prior Year             5.5%                     9.2%                    16.1%                    15.7%


                                      Fiscal Year Total
                                        March 31, 2001
                                    ----------------------
Conventional Housing Revenues       $4,356.2        100.0%
Cost of Sales                       (3,304.9)       (75.9)%
                                    --------     --------
          GROSS MARGIN               1,051.3         24.1%
Selling, General & Administrative     (625.9)       (14.3)%
                                    --------     --------
          OPERATING EARNINGS        $  425.4          9.8%
                                    ========     ========

Units Closed                          20,659

Unit Sales Price                    $205,913
       % Change - Prior Year             7.5%

OPERATING EARNINGS/UNIT              $20,594
       % Change - Prior Year            20.4%

GROSS MARGIN PER UNIT                $50,888
       % Change - Prior Year            16.3%

SG&A Per Unit                        $30,297
       % Change - Prior Year            12.0%

                                                                                For the Quarters Ending,
                                    -----------------------------------------------------------------------------------------------
                                        June 30, 2001         September 30, 2001       December 31, 2001          March 31, 2002
                                    --------------------     --------------------    ---------------------    ---------------------
Conventional Housing Revenues       $1,039.2     100.0%       $1,170.7    100.0%      $1,210.8    100.0%
Cost of Sales                         (772.4)    (74.4)%        (868.8)   (74.2)%       (898.3)   (74.2)%
                                    --------    ------        --------    -----       --------    -----        --------   --------
          GROSS MARGIN                 266.8      25.6%          301.9     25.8%         312.5     25.8%
Selling, General & Administrative     (168.7)    (16.2)%        (178.9)   (15.3)%       (178.0)   (14.7)%
                                    --------    ------        --------    -----       --------    -----        --------   --------
          OPERATING EARNINGS        $   98.1       9.4%       $  123.0     10.5%      $  134.5     11.1%
                                    ========    ======        ========    =====       ========    =====        ========   ========
Units Closed                           4,850                     5,418                   5,567

Unit Sales Price                    $210,754                  $214,004                $212,400
       % Change - Prior Year             7.4%                      5.0%                    2.0%

OPERATING EARNINGS/UNIT             $ 20,231                  $ 22,698                $ 24,162
       % Change - Prior Year            22.9%                     24.2%                   17.5%

GROSS MARGIN PER UNIT               $ 55,010                  $ 55,722                $ 56,134
       % Change - Prior Year            16.9%                     14.9%                    7.1%

SG&A Per Unit                       $ 34,784                  $ 33,020                $ 31,974
       % Change - Prior Year            13.6%                      9.3%                    0.4%


                                       Fiscal Year Total
                                         March 31, 2002
                                     ----------------------
Conventional Housing Revenues
Cost of Sales
                                      --------   --------
          GROSS MARGIN
Selling, General & Administrative
                                      --------   --------
          OPERATING EARNINGS
                                      ========   ========
Units Closed

Unit Sales Price
       % Change - Prior Year

OPERATING EARNINGS/UNIT
       % Change - Prior Year

GROSS MARGIN PER UNIT
       % Change - Prior Year

SG&A Per Unit
       % Change - Prior Year